UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

INTERNATIONAL COAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32679	20-2641185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia		25560
(Address of principal executive offices)		(Zip Code)

(304) 760-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant” below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2010, International Coal Group, Inc. (the “Company”) closed its public offering of $115.0 million aggregate principal amount of 4.00% Convertible Senior Notes due 2017 (the “Convertible Notes”), which includes the underwriters full exercise of their over-allotment option to purchase $15.0 million aggregate principal amount of Convertible Notes from the Company at the public offering price, less underwriting discounts and commissions, pursuant to the Underwriting Agreement, dated March 10, 2010, among the Company, the guarantors party thereto and UBS Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein. The Convertible Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163813), which the Securities and Exchange Commission (“SEC”) declared effective on January 15, 2010.

The Convertible Notes were issued pursuant to an Indenture, dated as of March 16, 2010 (the “Base Indenture”), among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended or supplemented by the First Supplemental Indenture, dated as of March 16, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the guarantors party thereto and the Trustee. The Convertible Notes will bear interest from March 16, 2010 at a rate equal to 4.00% per year, payable semiannually on April 1 and October 1 of each year, commencing on October 1, 2010. Each interest payment will be made to the persons who are registered holders of the Convertible Notes on the immediately preceding March 15 and September 15, respectively. The Convertible Notes will mature on April 1, 2017. The Company may not redeem the Convertible Notes prior to maturity.

The Convertible Notes are guaranteed on a senior unsecured basis by all of the Company’s existing and future domestic subsidiaries that (1) are a “significant subsidiary,” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act (except that all references to “10 percent” in such definition shall be replaced with “5 percent”) or (2) guarantee its new asset-based loan facility. The Convertible Notes rank equally with all of the Company’s and the guarantors’ existing and future senior unsecured indebtedness. The Convertible Notes are effectively subordinated to all of the Company’s and the guarantors’ existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness). The Indenture does not limit the amount of debt that the Company or its subsidiaries may incur.

Holders may convert their Convertible Notes at their option prior to January 1, 2017 only under the following circumstances: (1) the Convertible Notes will be convertible during any calendar quarter after the calendar quarter ending June 30, 2010, and only during such calendar quarter, if the closing price of the Company’s common stock, par value $0.01 (“Common Stock”) for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the Convertible Notes in effect on the last trading day of the immediately preceding calendar quarter; (2) the Convertible Notes will be convertible during the five consecutive business days immediately after any five consecutive trading day period (the “Note Measurement Period”) in which the trading price per $1,000 principal amount of the Convertible Notes for each trading day of that Note Measurement Period was equal to or less than 97% of the product of the closing sale price of shares of Common Stock and the applicable conversion rate for such trading day; and (3) the Convertible Notes will be convertible upon the occurrence of specified corporate transactions. In addition, the Convertible Notes will be convertible irrespective of the foregoing circumstances from, and including, January 1, 2017 to, and including, the business day immediately preceding April 1, 2017. Upon conversion, the Company will have the right to pay or deliver, at the Company’s election, cash, shares of Common Stock or a combination thereof. The initial conversion rate for the Convertible Notes, subject to adjustment, will be 172.0874 shares of Common Stock per $1,000 principal amount of the Convertible Notes, representing an initial conversion price of approximately $5.81 per share of Common Stock. The initial conversion price represents a premium of approximately 30% over the public offering price of the concurrent offering of Common Stock by the Company. The conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest. In addition, the conversion rate will be increased for holders who elect to convert their Convertible Notes in connection with certain events constituting a make-whole fundamental change (as described in the Indenture).

Upon a fundamental change (as described in the Indenture), holders may require the Company to repurchase for cash all or a portion of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company will be required to provide to the Trustee a copy of the reports that it must file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than the time those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) and to otherwise comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended. If the Company fails to comply with these obligations, the Company will pay additional interest for the first 180 days immediately following such event of default at a rate per year equal to (i) 0.25% of the outstanding principal amount of Convertible Notes for the first 90 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of Convertible Notes for the next 90 days after the first 90 days following the occurrence of such event of default, in each case, payable semi-annually in the same manner and at the same time as the stated interest payable on the Convertible Notes. Such additional interest will accrue on all outstanding Convertible Notes from, and including, the date on which such event of default first occurs to, and including, the 180th day thereafter (or such earlier date on which such event of default will have been cured or waived).

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the unpaid principal of the Convertible Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or its significant subsidiaries, the principal amount of the Convertible Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

The Trustee may, from time to time, perform services for the Company and the Company’s affiliates in the ordinary course of the Trustee’s business, for which it has received, or will receive, customary fees and expenses.

The forgoing description of the issuance, sale and terms of the Convertible Notes and of the Base Indenture and First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture entered into in connection therewith. The Base Indenture and the First Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 8.01	Other Events.

On March 16, 2010, the Company closed its concurrent public offering of 22,371,365 shares of its Common Stock, pursuant to the Underwriting Agreement, dated March 10, 2010 (the “Common Stock Underwriting Agreement”), among the Company and UBS Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Common Stock Underwriters”). Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters a 30-day option to purchase an additional 3,355,704 shares of Common Stock to cover over-allotments, if any, at a public offering price of $4.47 per share.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 16, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of March 16, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 4.00% Convertible Senior Notes due 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/S/ BRADLEY W. HARRIS
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 16, 2010

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 16, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of March 16, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 4.00% Convertible Senior Notes due 2017

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